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                                                                     EXHIBIT 4.6

                         FORM OF SERIES B, C, D AND E
                      PREFERRED STOCK REGISTRATION RIGHTS

          1.   Registration Rights.
               -------------------

               (a)  Definitions.  The following terms shall have the following
                    -----------
respective meanings:

                    (i) "Expenses of Registration" shall have the meaning specified in Section 4.1(e).

                    (ii) "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                    (iii) "Holder" or "Holders" means any holder of outstanding Registrable Securities.

                    (iv) "Holder or Holders of Series A Registrable Securities" means any holder of outstanding Series A Registrable Securities.

                    (v) "Holder or Holders of Series B Registrable Securities" means any holder of outstanding Series B Registrable Securities.

                    (vi) "Holder or Holders of Series C Registrable Securities" means any holder of outstanding Series C Registrable Securities.

                    (vii) "Holder or Holders of Series D Registrable Securities" means any holder of outstanding Series D Registrable Securities.

                    (viii) "Initiating Holders" means any Holder or Holders who individually or in the aggregate hold not less than 25% of the Registrable Securities.

                    (ix) "Initial Public Offering" means the Company's sale of its Common Stock in a bona fide underwriting pursuant to a registration statement under the Act, the public offering price of which is not less than $3.75 per share (as adjusted for stock dividends, stock splits or recapitalizations) and for an aggregate offering price, net of underwriters' discounts and commissions, of more than $10,000,000.

                    (x) "Lead Series A Investor" means ATGF II, a fund organized under the laws of Panama, its affiliates, or its transferees permitted under Section 4.1(i) of the Series A Preferred Stock Agreement.

                    (xi) "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.
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                    (xii)     "Other Series Registrable Securities" means the
Registrable Securities described in clauses (ii), (iii), and (iv) of the definition of Registrable Securities in Section 4.1(a)(xii).

                    (xiii) "Registrable Securities" means (i) the shares of Class A Voting Common Stock issuable or issued upon conversion of the outstanding Series A Preferred Stock and any other shares of the Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or exchange for or replacement of, the outstanding Series A Preferred Stock,
(ii) the shares of Class A Voting Common Stock issuable or issued upon conversion of the outstanding Series B Preferred Stock and any other share of the Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or exchange for or replacement of the outstanding Series B Preferred Stock, (iii) the shares of Class A Voting Common Stock issuable or issued upon conversion of the outstanding Series C Preferred Stock and any other share of the Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or exchange for or replacement of the outstanding Series C Preferred Stock, (iv) the shares of Class A Voting Common Stock issuable or issued upon conversion of the outstanding Series D Preferred Stock and any other shares of the Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or exchange for or replacement of the outstanding Series D Preferred Stock, or (v) the shares of the Common Stock issuable or issued upon conversion of any series of Preferred Stock that may from time to time come into existence as to which the Company may grant rights to have such shares of the Common Stock registered and any other shares of the Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or exchange for or replacement of such series of Preferred Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which a Holder's rights under this Agreement, under the Series A Preferred Stock Agreement or under the agreement(s) pursuant to which any series of Preferred Stock that may from time to time come into existence may be purchased are not assigned; provided,
                                                               --------
however, that Registrable Securities shall only be treated as Registrable
-------
Securities if, and so long as, they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto may legally be removed upon the consummation of such sale.

                    (xiv) "Series A Preferred Stock Agreement" means that certain Series A Preferred Stock Purchase Agreement dated March 15, 1996 between the Company and the purchasers of Series A Preferred Stock of the Company listed on Schedule A thereto and all amendments and supplements thereto.

                    (xv) "Series A Registrable Securities" means the Registrable Securities described in clause (i) of the definition of Registrable Securities in Section 4.1(a)(xiii) hereof.

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                    (xvi)     "Series B Preferred Stock Agreement" means those
certain Series B Preferred Stock Purchase Agreements between the Company and the purchasers of Series B Preferred Stock of the Company and all amendments and supplements thereto.

                    (xvii) "Series B Registrable Securities" means the Registrable Securities described in clause (ii) of the definition of Registrable Securities in Section 4.1(a)(xiii) hereof.

                    (xviii)   "Series C Preferred Stock Agreement" means that
certain Series C Stock Purchase Agreement dated March ___, 1999 between the Company and the purchasers of Series C Preferred Stock of the Company listed on Schedule A thereto and all amendments and supplements thereto.

                    (xix) "Series C Registrable Securities" means the Registrable Securities described in clause (iii) of the definition of Registrable Securities in Section 4.1(a)(xiii) hereof.

                    (xx) "Series D Registrable Securities" means the Registrable Securities described in clause (iv) of the definition of Registrable Securities in Section 4.1(a)(xiii) hereof.

               (b)  Demand Registration.
                    -------------------

                    (i)       Request for Registration. In case the Company
                              ------------------------
shall receive from Initiating Holders a written request (the "Request") that the Company effect any registration with respect to not less than 25% of the Registrable Securities then outstanding, or any lesser percentage of Registrable Securities if the anticipated aggregate offering price, net of underwriters' discounts and commissions, would exceed $3,000,000, the Company will:

                              (1)  promptly give written notice of the proposed
registration, qualification or compliance to all other Holders in accordance with Section 8.6; and

                              (2)  as soon as practicable, use its reasonable
efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in the Request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in the Request as are specified in a written notice received by the Company within twenty (20) days after such Holder's receipt of written notice provided by the Company pursuant to Section 4.1(b)(i)(1); provided, however, that the
                                                 -----------------
Company shall not be obligated to take any action to effect any such registration pursuant to this Section 4.1(b):

                                   A.   In any particular jurisdiction in which
the Company would be required to execute a general consent to service of process in effecting such registration unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

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                                   B.   Prior to 270 days following the
effective date of the Initial Public Offering;

                                   C.   During the period starting with the date
of filing of, and ending on the date 180 days immediately following the effective date of, any general form of registration statement pertaining to sale by the Company of Common Stock or securities which are immediately convertible at the option of the holder or convertible within twelve (12) months from the date of issuance into Common Stock, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                   D.   After the Company has effected one (1)
such registration pursuant to this Section 4.1(b); provided that, if the first
                                                   -------------
registration pursuant to this Section 4.1(b) shall be underwritten and if less than 50% of the Series D Registrable Securities then outstanding held by the Initiating Holder and all Holders who join in the Request in the manner, and at the time, specified in Section 4.1(b)(i)(2) shall be, or shall have been, included in such underwriting and in any underwriting described in Section 4.1(c)(ii) which has been consummated prior to the date of such underwriting, then the Company shall be obligated to effect an additional registration pursuant to this Section 4.1(b); or

                                   E.   If the Company shall furnish to such
Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Company's Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed at the date filing would be required, in which case the Company's obligation to use its reasonable efforts to register under this Section 4.1(b) shall be deferred for a period not to exceed 120 days from the date of receipt of the Request, provided that the Company may not exercise this deferral right more than once during any twelve (12) month period.

                    (ii)      Underwriting.  If any registration pursuant to
                              ------------
Section 4.1(b) shall be underwritten, the right of any Holder to registration pursuant to Section 4.1(b) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting as prescribed herein (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and each such Holder). The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected by the Company for such underwriting (the "Managing Underwriter"). Notwithstanding any other provision of this Section 4.1(b), if the Managing Underwriter advises the Initiating Holders or the Company in writing that the number of Registrable Securities proposed to be registered by such Initiating Holder or Holders exceeds the maximum number of such shares which the Managing Underwriter considers, in good faith, to be appropriate based upon market conditions and other relevant factors (the "Maximum Number"), then (1) the Company shall so advise all Holders, (2) the Lead Series A Investor shall be entitled to include Registrable Securities in such underwriting up to the Maximum Number, (3) if the Lead Series A Investor elects to include in such underwriting a number of its Registrable Securities which is less than the Maximum Number (the "Series A Portion"), the Initiating Holders of Series A Registrable Securities (if different than the Lead Series A Investor) and those Holders of

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Series A Registrable Securities (other than the Lead Series A Investor) joining in the Request shall be entitled to include in such underwriting their pro rata share of Series A Registrable Securities up to that number of shares equal to the difference between the Maximum Number and the Series A Portion and (4) if the Holders of Series A Registrable Securities (including the Lead Series A Investor) elect to include in such underwriting a number of their Registrable Securities which is less than the Maximum Number, the Holders of Other Series Registrable Securities joining in the Request shall be entitled to include in such underwriting their pro rata share of Other Series Registrable Securities up to that number of shares equal to the difference between the Maximum Number and the total number of shares that the Holders of Series A Registrable Securities (including the Lead Series A Investor) elect to include in such underwriting. For purposes of the preceding sentence, (x) a Holder's "pro rata share of Series A Registrable Securities" shall mean the quotient obtained by dividing the number of Series A Registrable Securities held by such Holder by the sum of all of the Series A Registrable Securities held by the Initiating Holders (if different than the Lead Series A Investor) and those Holders of Series A Registrable Securities (other than the Lead Series A Investor) joining in the Request and (y) a Holder's "pro rata share of the Other Series Registrable Securities" shall mean the quotient obtained by dividing the number of Other Series Registrable Securities held by such Holder by the sum of all of the Other Series Registrable Securities held by the Initiating Holders and those Holders of Other Series Registrable Securities joining in the Request. No Registrable Securities excluded from the underwriting by reason of the Managing Underwriter's marketing limitation shall be included in such underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder declines to participate upon review of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the Managing Underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require. If the underwriter has not limited the number of Registrable Securities to be underwritten, or if Holders have elected to include less than the Maximum Number in such underwriting, the Company may include securities for its own account (or for the account of other stockholders) in such registration if the Managing Underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

                    (iii) The Company shall pay the Expenses of Registration for one (1) registration requested pursuant to this Section 4.1(b). Notwithstanding the immediately preceding sentence, in the event that the Company is obligated to effect an additional registration pursuant to the proviso to Section 4.1(b)(2)(D), then the Company shall pay the Expenses of Registration for two (2) registrations requested pursuant to this Section 4.1(b).

               (c)  Company Registration.
                    --------------------

                    (i)       Notice of Registration.  If (but without any
                              ----------------------
obligation to do so) at any time after the Initial Public Offering the Company proposes to register any of its Common Stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating either to the sale of securities to

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participants in a Company stock option, stock purchase or similar plan or to an
SEC Rule 145 transaction, or a registration on Form S-8, Form S-4 or any successors to such forms), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within twenty (20) days from receipt of such notice by the Company in accordance with Section 8.6, the Company shall, subject to the provisions of
Section 4.1(c)(ii) and 4.1(d), cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                    (ii)      Underwriting Requirements.  In connection with any
                              -------------------------
offering pursuant to this Section 4.1(c), the Company shall not be required to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, adversely affect the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe would not adversely affect the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not adversely affect the success of the offering (the securities so included to be apportioned first to the Company, then second pro rata among the selling Holders of Series A Registrable Securities according to the total amount of Series A Registrable Securities owned by each selling Holder, then third pro rata among the selling Holders of Other Series Registrable Securities according to the total amount of Other Series Registrable Securities owned by each selling Holder and then fourth to all other selling stockholders, or in such other proportions as shall mutually be agreed to by all such parties), it being understood that all Registrable Securities may be excluded from the registration on this basis. For any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

                    (iii) The Company shall pay the Expenses of Registration for two (2) registrations requested pursuant to this Section 4.1(c).

               (d)  Furnish Information.  It shall be a condition precedent to
                    -------------------
the obligations of the Company to take any action pursuant to this Section 4.1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

               (e)  Expenses of Registration.  The term "Expenses of
                    ------------------------
Registration" means all expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to this Section 4.1, including (without limitation), all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Company. Expenses of Registration does not include the fees and disbursements of counsel for the selling Holders.

               (f)  No Delay of Registration  No Holder shall have any right to
                    ------------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.1.

               (g)  Indemnification  In the event any Registrable Securities are
                    ---------------
included in a registration statement under this Section 4.1:

                    (i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of Series D Registrable Securities, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or any federal or state laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) that arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will pay, as incurred, to each such Holder, underwriter or controlling person, to the extent (and only to the extent) that such losses, claims, damages, or liabilities arise out of a Violation, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 4.1(g) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity
                                           -----------------
agreement contained in this Section 4.1(g) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                    (ii) To the extent permitted by law, each selling Holder of Series D Registrable Securities will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter or any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished by such Holder

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expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 4.1(g)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 4.1(g)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder. Nothing contained in this Section 4.1(g)(ii) is intended to preclude the underwriters in any offering from requiring broader indemnities from the Holders participating in such offering.

                    (iii) Promptly after receipt by an indemnified party under this Section 4.1 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.1, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided however, that an indemnified party shall
                             ----------------
have the right to retain separate counsel of its own, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; provided further that the indemnifying party shall not be responsible for the fees and expenses of more than one separate counsel for all indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section
4.1 (to the extent of such prejudicial effect), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.1.

                    (iv) No indemnifying party, in the defense of any claim arising out of a Violation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and, in the event the terms of such judgment or settlement include any term other than the payment by the indemnifying party of money damages, the indemnifying party shall not so consent or enter into such a settlement without the consent of each indemnified party (which will not be unreasonably withheld) whether or not the terms thereof include such a release.

                    (v) The obligations of the Company and Holders under this Section 4.1 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4.1, and otherwise.

               (h)  Form S-3 Registration.  In case the Company shall receive
                    ---------------------
from any Holder or Holders a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                    (i) Promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                    (ii) As soon as practicable, use reasonable efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company in accordance with Section 8.6; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4.1(h):

                              (1)  If Form S-3 is not available for such
offering by the Holders;

                              (2)  Unless the Holders, together with the holders
of any other securities of the Company entitled to inclusion in such registration, propose to sell either (x) Registrable Securities having an aggregate price to the public (net of any underwriters' discounts and commissions) in excess of $2,000,000; or (y) not less than 15% of the Registrable Securities then outstanding;

                              (3)  If the Company shall furnish to the Holders a
certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this
Section 4.1(h); provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period;

                              (4)  If the Company has completed its Initial
Public Offering within 180 days of the Company's receipt of the request for the Form S-3 registration; or

                              (5)  In any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                    (iii) Notwithstanding anything to the contrary herein, the Company shall not be obligated to effect more than two (2) registrations pursuant to this Section 4.1(h), and no more than one (1) such registration in any twelve (12) month period.

                    (iv) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. The Company shall pay the Expenses of Registration for two (2) registrations requested pursuant to this

Section 4.1(h). Registrations effected pursuant to this Section 4.1(h) shall not be counted as registrations effected pursuant to Sections 4.1 (b) or (c).

               (i)  Assignment of Registration Rights.  The rights to cause the
                    ---------------------------------
Company to register Registrable Securities pursuant to this Section 4.1 may only be assigned by a Holder to a transferee who acquires all of such Holder's shares, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

               (j)  "Market Stand-Off" Agreement.  Each Purchaser hereby agrees
                     ---------------------------
that during the 180 day period following the effective date of each of (i) a registration statement of the Company filed under the Act in connection with the Initial Public Offering and (ii) the registration statement filed under the Act with respect to an underwritten offering of Common Stock (or securities which are immediately convertible at the option of the holder or convertible within twelve (12) months from the date of issuance into Common Stock) after the Initial Public Offering, it shall not sell, offer to sell, or otherwise transfer or dispose of any capital stock of the Company held by it at any time during such period except to the extent such Purchaser participates as a selling stockholder in such registrations. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Holder agrees to execute the form of such market stand-off agreement as may be reasonably requested by the underwriters.

               (k)  Termination or Amendment of Registration Rights.  The
                    -----------------------------------------------
registration rights granted under this Section 4.1 may be terminated, waived or amended with the written consent of the Company and the Holders of 66% of the Series D Registrable Securities then outstanding. In addition, no Holder of Series D Registrable Securities shall be entitled to exercise any right provided for in this Agreement (a) after four (4) years following the closing of the Initial Public Offering or (b) at such time following the Initial Public Offering and for so long as such Holder may sell all of such Holder's Series D Registrable Securities in any ninety (90) day period without registration in compliance with Rule 144 of the Act (or such successor rule as may be adopted).

               (l)  Registration Rights of Holders of Series A Registrable
                    ------------------------------------------------------
Securities. The rights granted to the Holders of Series D Registrable Securities
----------
in Sections 4.1(b), 4.1(c) and 4.1(h) of this Agreement to have Series D Registrable Securities owned by them registered shall be subject to (i) the rights granted to the Holders of Series A Registrable Securities in Sections 4.1(b), 4.1(c) and 4.1(h) of the Series A Preferred Stock Agreement to have Series A Registrable Securities owned by them registered; (ii) the rights granted to the Holders of the Series B Registrable Securities in Sections 4.1(b), 4.1(c) and 4.1(h) of the Series B Stock Purchase Agreement to have Series B Registrable Securities owned by them registered; and (iii) the rights granted to the Holders of the Series C Registrable Securities in Sections 4.1(b), 4.1(c) and 4.1(h) of the Series C Stock Purchase Agreement to have Series C Registrable Securities owned by them registered.

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